Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233730 on Form S-3 and Registration Statement No. 333-152142, 333-165559, 333-180076, and 333-212707 on Form S-8 of our reports dated March 6, 2020, relating to (1) the 2019 financial statements of Energy Recovery, Inc., and (2) the effectiveness of Energy Recovery, Inc.’s internal control over financial reporting as of December 31, 2019, appearing in this Annual Report on Form 10-K of Energy Recovery, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

March 6, 2020